Exhibit 10.21

FREEPORT-McMoRan COPPER & GOLD INC.
PERFORMANCE INCENTIVE AWARDS PROGRAM

1.     Purpose.  The purpose of the Performance Incentive Awards Program (the “Plan”) of Freeport-McMoRan Copper & Gold Inc. (the “Company”) is to provide greater incentives for certain key management, professional and technical employees whose performance in fulfilling the responsibilities of their positions can significantly affect the performance of the Company or its operating units. The Plan provides an opportunity to earn, as additional compensation, incentive payments in the form of cash and, upon certain conditions set forth hereinbelow, shares or rights to receive shares of stock of the Company based on the employee’s individual performance and on the results achieved by the Company and by the operating or staff unit for which the employee performs services.

2.     Administration.  Except to the extent powers are reserved herein to the Corporate Personnel Committee of the Company’s Board of Directors (the “Committee”), the Plan shall be administered by the Chairman of the Board or President of the Company who shall have full authority to interpret the Plan and from time to time adopt rules and regulations for carrying out the Plan.  The Committee may provide directions to the Chairman of the Board or President, either as guidelines or in particular cases.

3.     Eligibility for Participation.  Each year the Chairman of the Board or President shall select the key managerial, professional or technical employees of the Company or of any of its subsidiaries who shall be eligible for participation in the Plan during that year.  The Chairman of the Board or President may in his discretion make such selection, in whole or in part, on the basis of minimum salary levels, or position-point levels.

The selection of an employee for eligibility in a particular year shall not constitute entitlement either to an incentive payment under the Plan for that year or to selection for eligibility in any subsequent year.  Selection of employees for eligibility in a particular year will ordinarily be made in January of that year, but selection of any employee or employees may be made at any subsequent time or times in such year.

No officer or employee shall receive any incentive payment under the Plan for any year during which such officer or employee was a participant in the Freeport-McMoRan Copper & Gold Inc. 2005 Annual Incentive Plan, or any successor plan.

4.     Determination of Target Incentives.  At the time each employee is selected for eligibility in the Plan for a particular year, the Chairman of the Board or President shall determine a target incentive or a target incentive range for the employee with respect to that year.  Such incentive or range shall be indicative of the value of the incentive payment which the employee might expect to receive on the basis of strong performance by such employee, by the Company and by such employee’s operating or staff unit, having regard to such performance standards and objectives as may be established with respect to that year.

5.     Incentive Payments.  (a)    After the end of each year the Chairman of the Board or President shall evaluate, or cause to be evaluated, the performance of each employee selected for eligibility under the Plan for that year, as well as the performance of the Company and the employee’s operating or staff unit.  Based on such evaluation, the Chairman of the Board or President shall determine whether an incentive payment shall be made to such employee for that year and, if so, the amount of such payment.

(b)           Any such incentive payment shall be made in a combination of cash and equity, including shares of stock (including restricted stock) of the Company or rights to receive shares of stock (including restricted stock units) of the Company, as the Chairman of the Board or President deems appropriate; provided, however, the Chairman of the Board or President may determine that a portion of the cash portion of such incentive payment shall be payable, at the election of the recipient of such award, in an alternative form selected by the Chairman of the Board or President.  Such alternative form may consist of either shares of stock (including restricted stock) of the Company or rights to receive shares of stock (including restricted stock units) of the Company, and the Chairman of the Board or President shall determine the number of such shares or rights that are equivalent in value to the portion of such incentive payment subject to such payment election.  The portion of such incentive payment subject to such payment election shall be, at the option of the Chairman of the Board or President, either a fixed percentage selected by the Chairman of the Board or President or a percentage selected by the recipient from a range of percentages determined by the Chairman of the Board or President.  To the extent that a portion of the incentive payment is to be made in shares of restricted stock or restricted stock units at the recipient’s election, the Chairman of the Board or President may determine that the number of such shares of restricted stock or restricted stock units subject to such election shall include, as an incentive premium, additional shares of restricted stock or restricted stock units, respectively.  All shares of stock or rights to receive shares of stock of the Company authorized under this Section 5 shall be issued under and pursuant to the terms of a stock incentive plan adopted by the Company (the “SIP”), shall contain such terms, conditions, and limitations as determined by the Committee pursuant to the SIP, and shall be subject to all other applicable terms, conditions, and limitations of the SIP.

(c)           The aggregate amount of all such incentive payments, the portions thereof that may be payable in shares of stock or rights to receive shares of stock, and the aggregate size of any such related incentive premiums shall be submitted to the Committee for its approval.  Subject to such approval, each such payment (less applicable withholding and other taxes) shall be made in the forms determined in accordance with Section 5(b) hereof at such time established by the Chairman of the Board or President or the Committee after such approval, which shall in no event be later than February 28 of the year following the year for which the incentive payments are made.  An individual who has been awarded an incentive payment for a particular year need not be employed by the Company or any of its subsidiaries at the time of payment thereof to be eligible to receive such payment.

(d)           Notwithstanding any of the foregoing to the contrary, if an individual selected for eligibility under the Plan for a particular year should cease to be employed by the Company and its subsidiaries for any reason prior to the end of such year, the Chairman of the Board or President shall evaluate, or cause to be evaluated, the performance of such employee and the employee’s operating or staff unit for the portion of such year prior to such cessation of employment.  Based on such evaluation, the Chairman of the Board or President shall determine whether an incentive payment under the Plan shall be made to such employee for that year and, if so, the amount of such payment.  The aggregate amount of all such incentive payments shall be submitted to the Committee for its approval.  Subject to such approval, each such payment (less applicable withholding and other taxes) shall be made at such time established by the Chairman of the Board or President or the Committee after such approval, which may be made at any time during the year for which such incentive payments are made but shall in no event be later than February 28 of the year following such year.

6. Optional Deferral of Cash Payments.

(a)     If, prior to the date established pursuant to Section 6(b) hereof by the Chairman of the Board or President or the Committee for any year for which incentive payments are made, an employee selected for participation in the Plan shall so elect, in accordance with procedures established by the Chairman of the Board or President, all or any part of a cash incentive payment to such employee with respect to such year shall be deferred and paid in one or more periodic installments, not in excess of ten, at such time or times before or after the date of such employee’s Termination of Employment (as hereinafter defined), but not later than ten years after such date of Termination of Employment, as shall be specified in such election.

(b)     If permitted in accordance with Section 6(a) above, an employee’s election to defer all or any part of a cash incentive payment shall be made in writing prior to January 1 of the year for which the incentive is made (or, as to an employee whose hire date is a day other than January 1 and who is not then a participant in any other account balance plan of or agreement with the Company governed by Code §409A that permits elective deferrals by the employee, as defined in Treasury Regulations §1.409A-1(c)(2)(i)(A), within 30 days after the employee’s hire date (but only with respect to compensation paid for services to be performed subsequent to the election)).  Such election shall be irrevocable until the succeeding January 1. As permitted by Treasury Regulations §1.409A-3(j)(4)(viii), an employee may cancel his deferral election due to an unforeseeable emergency or a hardship distribution pursuant to Treasury Regulations §1.401(k)-1(d)(3).

(c)     If and only if any cash incentive payment or portion thereof is so deferred for payment after December 31 of the year following the year for which the incentive payment is made, such cash incentive payment or portion thereof, as the case may be, shall, commencing with January 1 of the year following the year for which the incentive payment is made, be increased at a rate equal to the prime commercial lending rate announced from time to time by JPMorgan Chase Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee.

(d)     If such employee’s Termination of Employment occurs for any reason other than early or normal retirement under the retirement plan of the Company or a subsidiary, or retirement with the consent of the Company outside the plan and if, on the date of such Termination of Employment, there remain unpaid any installments of cash incentive payments which have been deferred as provided in this Section 6, the Committee or the Chairman of the Board or President may, in its or his discretion, direct the payment to such employee of the aggregate amount of such unpaid installments in a lump sum, notwithstanding such election.

Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or assistant officers of the Company its authority set forth in the immediately preceding sentence, subject to such terms and limitations as the Committee shall determine.  Solely for purposes of this Section 6, the term “Termination of Employment” shall mean the cessation of the rendering of services, whether or not as an employee, to any and all of the following entities: the Company; any subsidiary of the Company; McMoRan Exploration Co.; any subsidiary of McMoRan Exploration Co.; any corporation or other entity in which any two or more of the aforementioned entities collectively possess, directly or indirectly, equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity; and any law firm rendering services to any of the foregoing entities provided such law firm consists of at least two or more members or associates who are or were officers of the Company, any subsidiary of the Company, McMoRan Exploration Co., or any subsidiary of McMoRan Exploration Co.

7.     General Provisions.  The selection of an employee for participation in the Plan shall not give such employee any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company and of such subsidiary to dismiss or discharge any such employee is specifically reserved. The benefits provided for employees under the Plan shall be in addition to, and in no way preclude, other forms of compensation to or in respect of such employee.

8.     Amendment or Termination.  The Committee may from time to time amend or at any time terminate the Plan.